Exhibit 3.6
                                  ------------

[Stamp of approval of the Division of Corporations and Commercial Code of the State of Utah Department of Commerce dated April 23, 1998, appears here]



                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                          SYNTHONICS TECHNOLOGIES, INC.
------------------------------------------------------------------------------

     F. Michael Budd and Charles S. Palm hereby certify that:

     1. They are the President and Secretary, respectively, of Synthonics Technologies, Inc., a Utah corporation (the "Corporation").

     2. The Articles of Incorporation of this Corporation is amended and restated in its entirety to read as follows:

                                   ARTICLE 1.
                                   ----------
                                      Name
                                      ----

     The name of this corporation is Synthonics Technologies, Inc.

                                   ARTICLE 2.
                                   ----------
                                    Duration
                                    --------

     The corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE 3.
                                   ---------
                                     Purpose
                                     -------

     The Corporation is organized to engage in any and all lawful acts and/or activities for which corporations may be organized under the Utah Revised Business Corporation Act.

                                   ARTICLE 4.
                                   ----------
                                 Capitalization
                                 --------------

     A. This Corporation is authorized to issue two (2) classes of shares designated respectively "Common Stock" and "Preferred Stock," and referred to herein as either Common Stock or Common Shares and Preferred Stock or Preferred Shares. The total number of shares of capital stock this Corporation shall have the authority to issue is Fifty Million Five Hundred and Fifty Thousand (50,550,000). No Fractional shares may be issued.

     B. Common Stock. The total number of shares of Common Stock this Corporation shall have the authority to issue is Fifty Million (50,000,000). The Common Stock shall have a stated par value of $0.01 per share. Each share of Common Stock shall have, for all purposes one (1) vote per share. Subject to the cumulative dividend preference to holders of Preferred Stock as provided in Paragraph C below. The shares of Common Stock are entitled to participate in any dividends available therefor in equal amounts per share on all outstanding Preferred and Common Stock. Subject to the provisions for the payment of the Liquidation Preference to the holders of Preferred Stock as provided in paragraph C below, the Common Stock is entitled to participate in all distributions to shareholders made upon liquidation, dissolution, or winding up of the corporation in equal amounts per share as all outstanding Preferred and Common Stock. The holders of Common Shares issued and outstanding have and possess the right to receive notice of shareholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

     C. Preferred Stock. The total number of shares of Preferred Stock this Corporation is authorized to issue is Five Hundred fifty Thousand (550,000). The Preferred Stock shall have a stated par value of $10.00 per share. The designations, powers, preferences, rights and restrictions granted or imposed upon the Preferred Stock and holders thereof are as follows:

          (1) Dividend Preference. The Preferred Stock is entitled to receive dividends on a cumulative basis at the rate of twelve percent (12%) of its stated par value per annum (the "Dividend Preference"), payable on a quarterly basis on the fifteenth (15th) day of the next month following the end of each fiscal quarter. Such dividends shall accrue from the date of issuance whether or not earned. Dividends on the Preferred Shares shall be cumulative so that if dividends required to be paid on said shares are not paid or set apart for payment by the Board of Directors on or before fifteenth day of the month following the end of each fiscal quarter, in which the same are due, the rights thereof shall cumulate and remain due and payable by the Corporation. No dividends or other distributions may be made to the Common Stock during any fiscal year of the Corporation until dividends on the preferred Stock in the amount of the Dividend Preference have been paid or set apart for payment.

          (2) Liquidation Preference.

               (a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Preferred Shares shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount equal to the stated par value less the aggregate amount of all prior distributions to its Preferred Shareholders made to holders of Preferred Stock, plus any accrued previously declared but unpaid dividends (the amount so determined being hereinafter referred to as the "liquidation Preference"). No distribution shall be made to the holders of the Common Shares upon liquidation, dissolution, or winding up until after the full amount of the Liquidation Preference has been distributed or provided to the holders of the Preferred Shares.

               (b) If, upon such liquidation, dissolution or winding up the assets thus distributed among the Preferred Shareholders shall be insufficient to permit payment to such shareholders of the full amount of the Liquidation Preference, the entire assets of the Corporation shall be distributed ratably among the holders of the Preferred Shares.

               (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, when the Corporation has completed distribution of the full Liquidating Preference to the holders of the Preferred Shares, the Preferred Shares shall be considered to have been redeemed, and thereafter, the remaining, assets of the Corporation shall be paid in equal amounts on all outstanding shares of Common Stock.

               (d) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up within the meaning of this Paragraph C(2).

               (3) Redemption Rights. The Corporation, at the option of the Board of Directors, may at any time redeem after December 31, 1998, all of the outstanding Preferred Stock by paying, in cash, a sum equal to the $10.50 per share for each Preferred Share so redeemed, hereinafter referred to as the "redemption price" by giving to each Preferred Shareholder of record at his or her last known address, as shown on the records of the Corporation at least thirty (30) days prior notice in writing, by first-class mail, postage prepaid stating the date and plan of redemption, hereinafter called he "redemption notice." On or after the date fixed for redemption, each holder of shares called for redemption shall surrender his or her certificate(s) for such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the redemption price. If the redemption notice is duly given, and if sufficient funds are available therefore on the date fixed for redemption, then, whether or not the certificates evidencing the shares to be redeemed are surrendered, all rights with respect to such shares shall terminate on the date fixed for redemption, except the right of the holders to receive the redemption price, without interest, on surrender of their certificates therefor. Shares redeemed by the Corporation shall be restored to the status of authorized but unissued shares of the Corporation.

               (4) Conversion Rights. At any time up to and including two (2) days before the date fixed for redemption of redeemable shares in a notice of redemption (as provided above), holders of the Preferred Shares being redeemed who endorse the share certificates and deliver them together with a written notice of their intent to convert to the corporation at its Principal office, shall be entitled to convert and receive five (5) shares of Common Stock for each share being converted at the rate of $2.00 per share of Common Stock being converted into. Such redemption is subject to the following adjustments, terms, and conditions:

                    (a) If the number of outstanding  shares of common Stock has been increased or decreased since the initial issuance of the Preferred Stock (or series having conversion rights (by reason of any split, stock dividend, merger, consolidation or other capital change or reorganization affecting the number of outstanding shares of Common Stock), the number of shares of common Stock to be issued on conversion to the holders or Preferred Stock shall equitably be adjusted by appropriate amendment of this article. The purpose of such adjustment is to preserve fairly and equitably (as far as reasonably possible) the original conversion rights of the Preferred shares being converted. No redemption notice pursuant to this article shall be given until an amendment to the articles required to effect this adjustment has been made.

                    (b) Shares converted under this article shall not be reissued. The corporation shall at all times reserve and keep available a sufficient number of authorized but unissued common shares, and shall obtain and keep in effect any required permits to enable it to issue and deliver all common shares required to implement the conversion rights granted herein.

                    (c) No  fractional  shares shall be issued upon  conversion, but the corporation shall pay cash for any fractional shares of Common Stock to which shareholders may be entitled at the fair value of such shares at the time of conversion. The board of directors shall determine such fair value.

               (5) Default Conversion Rights. If the Corporation is in default in the payment of any dividend to be paid to the holders of the Preferred Stock, at any time up to and including two (2) days before the date fixed for redemption of redeemable shares in a notice of redemption (as provided above), who endorse the share certificates and deliver them together with a written notice of their intent to convert to the corporation at its Principal office, shall be entitled to convert and receive seven (7) shares of Common Stock for each share being converted at the rate of $1.43 per share of Common Stock being converted into. Such conversion and redemption is subject to the adjustments, terms and conditions set forth in paragraph C (4)(a)(b) and (c) above.

                                   ARTICLE 5.
                                   ---------
                               Pre-Emptive Rights
                               -------------------

     The shareholders of the Corporation shall not have any pre-emptive right to acquire any additional shares of the Corporation and/or rights in respect of its shares.

                                   ARTICLE 6.
                                   ----------
                               Board of Directors
                               ------------------

     (a) Number. The board of directors of the Corporation shall consist of such number of persons, not less than three, as shall be determined in accordance with the bylaws from time to time. As of the effective date of this article the number of directors is nine.

     (b) Staggered Board; Tenure. The directors shall be divided into three classes: Class I, Class II, and Class III. The term of office of directors shall be three years, staggered by class so that one class is elected each year. Such classes shall be as nearly equal in number as possible. Directors chosen to succeed those who have been removed or whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the expiration date of such class or thereafter when their respective successors are elected and have been qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class. In no case, will a decrease in the number of directors shorten the term of any incumbent director.

                                   ARTICLE 7.
                                   ---------
                                    Officers
                                    --------

     The officers of the Corporation are and shall hereafter be a President, one or more Vice Presidents (as may be prescribed by the bylaws), a Secretary, a Treasurer, and such other officers as may hereafter be designated by the board of directors in a manner not inconsistent with the bylaws.

                                   ARTICLE 8.
                                   ----------
                    Action by Written Consent of Shareholders
                    -----------------------------------------

     The corporation may take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of an action in question; provided, however, that in order to be valid any and all such written consents shall be made and provided in accordance with all applicable requirements of ss.16-10a-704 of the Utah Revised Business Corporation Act and signed by the holders of not less than a majority of the corporation's outstanding shares (calculated as of the record date provided for by ss.16-10a-704(6)) of that Act.

                                   ARTICLE 9.
                                   ----------
                                 Indemnification
                                 ---------------

     The  Corporation  shall  indemnify  its  directors,   officers,   employee,
fiduciaries and agents as those terms are defined in, and to the fullest extent permitted by, Part 9 of the Utah Revised Business Corporation Act.

     3. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with the Utah Revised Business Corporation Act. The total number of outstanding shares of the corporation is 17,893,387. The number of votes entitled to be cast on the amended and restated articles of incorporation is 17,893,387 and the number of votes indisputably represented at the meeting at which the foregoing amended and restated articles of incorporation was approved was 15,985,914. The total number of undisputed votes cast for the amended and restated articles of incorporation was 14,243,526, which was sufficient for approval of the same.

     IN WITNESS WHEREOF, We certify that the matters set forth in this certificate are true and correct of our own knowledge.


     Dated: April 8, 1998                         /S/ F. Michael Budd
                                                  -----------------------------
                                                  By: F. Michael Budd
                                                  Its: President


     Dated: April 8, 1998                         /S/ Charles S. Palm
                                                  -----------------------------
                                                  By:  Charles S. Palm
                                                  Its:  Secretary